UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report         (Date of earliest event reported):         April 12, 2000

                         APPLIED DIGITAL SOLUTIONS, INC.
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             (Exact name of registrant as specified in its charter)

                                    Missouri
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                 (State or other jurisdiction of incorporation)

                                    000-26020
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                            (Commission File Number)

                                   43-1641533
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                        (IRS Employer Identification No.)

            400 Royal Palm Way, Suite 410, Palm Beach, Florida 33480
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              (Address of principal executive officers) (Zip Code)


Registrant's telephone number, including area code:       561-366-4800



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Item 2.  Acquisition or Dispostion of Assets

On April 12, 2000, we announced that we have entered into a letter of intent with ATEC Group, Inc. which provides for a merger of our subsidiary Intellesale.com, Inc. into ATEC, in a transaction which will result in the combined company becoming an approximately 70%-owned subsidiary of Applied Digital. Our press release announcing the transaction is filed as an Exhibit to this Report. The transaction is subject to a number of conditions, including satisfactory completion of due diligence relating to ATEC and Intellesale, final approval by our Board of Directors, signing of a definitive merger agreement, approval by the shareholders of ATEC and required regulatory approvals, including compliance with the filing requirements under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended. Subject to satisfaction of those conditions, we expect the transaction to be completed by the end of the second quarter of this year.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits

               99.1 Press  release dated April 12, 2000
                    relating to the proposed merger of Intellesale.com, Inc. into ATEC Group, Inc.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 APPLIED DIGITAL SOLUTIONS, INC.
                                                 (Registrant)

Date:  April 13, 2000                             /S/ David A. Loppert
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                                                      David A. Loppert
                                                       Vice President









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